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                                                                    EXHIBIT 10.2



                           BORROWER SUBSIDIARY LETTER


                                                              September 27, 2000


To each of the Lenders
    parties to the 364-Day Credit Agreement
    (as defined  below) and to
    Citibank N.A., as Agent for such Lenders


Ladies and Gentlemen:

               Reference is made to the 364-Day Credit Agreement dated as of September 27, 2000 among The Boeing Company, the lenders parties thereto, The Chase Manhattan Bank, as syndication agent, Salomon Smith Barney Inc. and Chase Securities, Inc., as joint lead arrangers and joint book managers, and Citibank, N.A., as Agent for such lenders (as amended or modified form time to time, the "CREDIT AGREEMENT"). Capitalized terms used in this letter that are not defined herein have the respective meanings specified in the Credit Agreement.

               Please be advised that the Company hereby designates its undersigned Subsidiary, Boeing Capital Corporation (the "SUBSIDIARY BORROWER"), as a "Subsidiary Borrower" under and for all purposes of the Credit Agreement.

               The Subsidiary Borrower, in consideration of each Lender's agreement to extend credit to it under and on the terms and conditions set forth in the Credit Agreement, does hereby assume each of the obligations imposed upon a "Subsidiary Borrower" as a "Borrower" under the Credit Agreement and agrees to be bound by the terms and conditions of the Credit Agreement. In furtherance of the foregoing, the Subsidiary Borrower hereby represents and warrants to each Lender as follows:

               (a) The Subsidiary Borrower is a corporation duly organized, validly existing and in good standing under the laws of Delaware. The Subsidiary Borrower is qualified to do business in every jurisdiction where such qualification is required, except where the failure to so qualify would not have a materially adverse effect on the financial condition of the Company and the Subsidiary Borrowers as a whole.

               (b) The execution, delivery and performance by the Subsidiary Borrower of this Subsidiary Borrower Letter and its Notes, if any, are within the Subsidiary Borrower's corporate powers, have been duly authorized by all necessary corporate action, have received all necessary governmental

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To each of the Lenders
    parties to the 364-Day Credit Agreement
September 27, 2000


        approval, if any (which approval remains in full force and effect), and do not contravene any law, any provision of the Subsidiary Borrower's charter or by-laws or any contractual restriction binding on the Subsidiary Borrower.

                (c) This Subsidiary Borrower Letter does, and the Notes of the Subsidiary Borrower when duly executed and delivered by the Subsidiary Borrower will, constitute legal, valid and binding obligations of the Subsidiary Borrower, enforceable against the Subsidiary Borrower in accordance with their respective terms.

               (d) In the Subsidiary Borrower's opinion, there are no pending or threatened actions or proceedings before any court or administrative agency that are reasonably likely to have a material adverse affect on the financial condition or operations of the Subsidiary Borrower or any Subsidiary which is likely to impair the ability of the Subsidiary Borrower to repay the Advances to it or which would affect the legality, validity or enforceability of such Advances or its Notes, if any.

               (e) The Consolidated statement of financial position as of December 31, 1999 and the related Consolidated statement of earnings and retained earnings for the year then ended (copies of which have been furnished to each Lender) correctly set forth the Consolidated financial condition of the Company and its Subsidiaries as of such date and the result of the Consolidated operations for such year.

               (f) The Subsidiary Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System, and no proceeds of any Advance to the Subsidiary Borrower will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. Following application of the proceeds of each Advance, not more than 25 percent of the value of the assets (either of the Subsidiary Borrower only or of the Subsidiary Borrower and its subsidiaries on a consolidated basis) subject to the provisions of
        Section 4.2(a) of the Credit Agreement or subject to any restriction contained in any agreement or instrument between the Subsidiary Borrower and any Lender or any Affiliate of a Lender relating to Debt within the scope of Section 6.1(d) of the Credit Agreement will be margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System).

               (g) The Subsidiary Borrower is not an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an

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To each of the Lenders
    parties to the 364-Day Credit Agreement
September 27, 2000




        "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Advances, nor the application of the proceeds or repayment thereof by the Subsidiary Borrower, nor the consummation of the other transactions contemplated hereby, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

                                            Very truly yours,

                                            THE BOEING COMPANY

                                            By
                                              --------------------------
                                            Name:  R. Paul Kinscherff
                                            Title: Assistant Treasurer

                                            BOEING CAPITAL CORPORATION


                                            By
                                              --------------------------
                                            Name:  Thomas Motherway
                                            Title: President



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